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                                                                     Exhibit 5.7

               [LETTERHEAD OF SEIGFREID, BINGHAM, LEVY, SELZER & GEE]


                                February 13, 2003




MedQuest, Inc.
2400 North Point Parkway
Alpharetta, GA 30022

O'Melveny & Myers LLP
30 Rockefeller Plaza
New York, NY 10112

      RE:  REGISTRATION OF SECURITIES OF MEDQUEST, INC.

Ladies and Gentlemen:

      Reference is made to the Registration Statement (the "Registration Statement") on Form S-4 (File No. 333-101399) of MedQuest, Inc., a Delaware Corporation (the "Company"), in connection with the Company's offer (the "Exchange Offer") to exchange up to $180,000,000 principal amount of the Company's 11 7/8 % Senior Subordinated Notes due 2012 that have been registered under the Securities Act of 1933 (the "New Notes"), which New Notes will be guaranteed (the "Guarantee") by, among others, Kansas Diagnostic Imaging, Inc., a Kansas corporation (the "Kansas Guarantor"), for a like principal amount of the Company's outstanding 11 7/8 % Senior Subordinated Notes due 2012 (the "Old Notes"), which Old Notes have also been guaranteed by such guarantor.

      We have acted as counsel to the Kansas Guarantor in connection with the above transaction. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate company records, certificates of public officials and other instruments we have deemed necessary or advisable for the purpose of rendering this opinion, including, without limitation, the Officer's Certificate of the Secretary and Treasurer of the Kansas Guarantor dated February 13, 2003.

      Upon the basis of the foregoing, and assuming compliance with all applicable federal and state securities laws, we are of the opinion that when the New Notes have been duly executed, authenticated and delivered in accordance with the Indenture dated as of August 15, 2002, as supplemented (the "Indenture"), among Company, MQ Associates, Inc., as guarantor, the Subsidiary Guarantors parties thereto and Wachovia Bank, National Association, as Trustee, in exchange for the Old Notes in accordance with the Indenture and the Exchange Offer, the Guarantee of the Kansas Guarantor will be the legally valid and binding obligations of the Kansas Guarantor.

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February 13, 2003
Page 2



      We express no opinions other than as herein expressly set forth.

      This opinion letter is issued subject to the following limitations, exceptions and assumptions:

      (a) SUBSEQUENT EVENTS. We undertake no obligation to advise you of facts or changes in law occurring after the date of this opinion letter which might affect the opinions expressed herein.

      (b) ENFORCEABILITY EXCEPTIONS. The opinions contained in this letter, are subject to the qualification that enforcement of the Guarantee is limited by the following: (i) the exercise of judicial discretion in accordance with general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law), and
      (ii) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general applicability affecting creditors' rights.

      (c) LIMITED LEGAL REVIEW. The opinions contained in this letter are limited to matters arising under the laws of the State of Kansas and the federal law of the United States, and no opinion is expressed as to any matter under the law of any other jurisdiction; provided, however, that no opinion is expressed herein with respect to the applicability of or compliance with federal securities laws or the securities laws of the State of Kansas.

      This opinion is furnished solely for the benefit of the addressees and the holders of the New Notes and their successors or assigns, and may not be relied upon by nor copies delivered to any other person or entity or in connection with any other transaction without our prior written consent. It may not be referred to in whole or in part nor may copies thereof be furnished or delivered to any other person, nor may all or portions of this opinion be quoted, circulated or referred to in any other document, without the prior written consent of this firm, except that you may furnish copies hereof (i) to your independent auditors, attorneys and other advisors, (ii) to any governmental authority having jurisdiction over you, (iii) pursuant to any order or legal process of any court of competent jurisdiction or any governmental agency, and (iv) in connection with any legal action arising out of the Exchange Offer or the transactions contemplated thereby. Without limiting or negating the foregoing, we hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of person whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.


                                    Very truly yours,

                                    /s/ DOUGLAS K. ANNING

                                    Douglas K. Anning